** IMPORTANT REMINDER **





                      SPECIAL MEETING OF LIMITED PARTNERS

                                       OF

                        CLOVER INCOME PROPERTIES III, LP





Dear Limited Partner:



       Proxy material was recently mailed to you for the Special Meeting of Limited Partners of Clover Income Properties III, L.P. to be held on June 28, 1996. According to our records, your proxy for the meeting has not yet been received.

                             YOUR VOTE IS IMPORTANT

       Regardless of the number of Units you own, your vote is very important. To insure that your Units are represented at the special meeting of Clover Income Properties III, L.P. and to save the Partnership the expense of additional mailings, we urge you to sign, date and return the enclosed proxy in the envelope provided or fax both sides of the proxy to (212) 843-4384.



                      THE GENERAL PARTNER'S RECOMMENDATION



       The General Partner of Clover Income Properties III, L.P. recommends that you vote FOR all three Proposals and urges you to sign, date and return the enclosed proxy as soon as possible.



            Thank you for your cooperation and support.



                               On behalf of the General Partner,




                                  Questions???

           Call our solicitor, Beacon Hill Partners, at 1-800-253-3814



                     IF YOU HAVE ALREADY MAILED YOUR PROXY,

              PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.